Exhibit 4.1



                                AT&T CANADA INC.

                         1999 EMPLOYEE STOCK OPTION PLAN



1. Establishment of Stock Option Plan. The AT&T Canada Inc. 1999 Employee Stock Option Plan is hereby established (the "Plan") and shall be in effect as of the Effective Date. The purpose of the Plan is to advance the interest of AT&T Canada Inc. (the "Corporation") in attracting, retaining and motivating key employees and directors by granting to them options to purchase Class B Non-Voting Shares ("Shares") of the Corporation (the "Options").

2. Individuals Eligible to Participate in the Plan. Except as otherwise provided in Section 5 below, all employees, directors, officers and Consultants of the Corporation shall be eligible to participate in the Plan (the "Participants"), provided that on and after May 1, 2001 non-executive directors shall not be eligible to receive grants of options under this Plan. The Board shall, in its sole and absolute discretion, determine the extent and terms of such participation by the Participants.

3. Operation of the Plan; Shares Available for Issuance under the Plan. Options shall only be granted pursuant to the operation of this Plan from and following the Effective Date. The aggregate number of Shares that may be issued pursuant to the exercise of Options under this Plan shall not exceed 9,500,000 Shares, which shall be made available from the authorized but unissued Shares. The extent to which any Participant shall be entitled to be granted Options pursuant to the Plan shall be determined in the sole and absolute discretion of the Board, provided however that:

          (a) the number of Shares issued to or reserved for issuance to any one Person pursuant to Options and pursuant to Other Plans shall not exceed 5% of the Outstanding Issue;

          (b) the number of Shares issued to or reserved for issuance, pursuant to Options and pursuant to Other Plans, granted to Insiders shall not exceed 10% of the Outstanding Issue;

          (c) the number of Shares issued to Insiders within a one year period pursuant to the Plan and Other Plans shall not exceed 10% of the Outstanding Issue; and

          (d) the number of Shares issued to any one Insider and such Insider's Associates within a one-year period shall not exceed 5% of the Outstanding Issue.

4. No Assignment. Subject to Section 10 hereof, any Options granted under this Plan may only be assigned provided that: (a) such assignment is specifically approved by either the Compensation Committee or the Board,
     (b) the assignee is a Permitted Assignee, (c) no consideration is paid for the assignment, and (d) the assignment receives such pre-clearances as may be necessary from the stock exchanges on which the Shares or the Class B Deposits are traded.

5. Plan Administration. The Board shall have the unfettered right to interpret the provisions of this Plan and to make such regulations and formulate such administrative provisions for administering the Plan and to make such changes therein and in the regulations and administrative provisions therein as, from time to time, the Board has deemed appropriate in the best interests of the Corporation, subject to such pre-clearances as may be necessary from the applicable stock exchanges. The Board shall also have the unfettered right from time to time and at any time to rescind or terminate the Plan as it shall deem advisable; provided, however, that no such rescission or termination shall impair or change the rights and Options granted under the Plan without the prior written consent of the Participant or Participants affected.

6.   Cost  of   Administration.   The   Corporation   shall  pay  all  costs  of
     administering the Plan.

7. Exercise Price. The exercise price for each Share purchased pursuant to any Option granted hereunder (the "Exercise Price") shall be set by the Board and shall be not less than the market price of the Class B Receipts on the Exchange at the close of business on the trading day immediately prior to the date of grant; or shall otherwise be determined as is from time to time permitted by the applicable regulations and policies of any stock exchange(s) on which any equity securities of the Corporation may from time to time be listed.

8.   Vesting and Expiration of Options.

          (a) Subject to the provisions of paragraph 9 hereof, and unless the Board or the Compensation Committee determines otherwise, each Option granted hereunder shall be for a specified term (the "Term") not to exceed ten (10) years; and

          (b) Subject to Section 12 hereof, each Option granted hereunder shall vest and be exercisable in three annual installments commencing on the First Anniversary of its grant and on each of the next two subsequent Anniversaries during the Term (which Term shall be set forth in the applicable Stock Option Agreement), in each case with respect to 33 1/3% of the total number of Shares subject to the Option (computed in each case to the nearest full Share), and all or any part of the Shares as to which the Option shall have vested and become exercisable may be purchased at any time or from time to time thereafter, until the Expiry Date or the earlier termination of the Option. Each Participant granted an Option hereunder (an "Optionee") shall execute a Stock Option Agreement substantially in the form annexed hereto as Schedule "A" to evidence the grant of any Option to the Optionee. Such Stock Option Agreement shall be subject to the applicable provisions of the Plan and shall contain such other provisions as the Board or the Compensation Committee may direct.

9.   Vesting  Acceleration.  Notwithstanding  the vesting  schedule set forth in
     Section 8 above, but subject to all other terms of the Plan, any unvested Options shall become 100% vested and exercisable upon the Sale of the Company. Notwithstanding the foregoing, upon the occurrence of a Sale of the Company, all unvested Options outstanding under this Plan shall become vested and exercisable ten (10) days before the scheduled closing date of the Sale of the Company, provided, however, that if the Sale of the Company does not occur on the scheduled closing date, then any early vesting provided by this section shall be void and shall be deemed not to have occurred and the Option shall be deemed to be vested only to the extent otherwise provided for in accordance with the schedule determined in accordance with Section 8 hereof and set forth in the Optionee's Option Agreement.

10. Death; Mental or Physical Disability. If an Optionee dies while maintaining a Business Relationship with the Corporation or if an Optionee is unable to maintain a Business Relationship with the Corporation by reason of his or her physical or mental disability (as determined by an independent physician) a vested Option granted hereunder may be exercised, to the extent otherwise exercisable at his or her death or at the date of him or her ceasing to maintain a Business Relationship with the Corporation due to such disability, by his or her personal representative or other person legally entitled to exercise such Option, at any time within 365 days of the date of death or ceasing to maintain a Business Relationship with the Corporation due to disability but not later than the Expiry Date.

11. Just Cause. If an Optionee's Business Relationship with the Corporation is terminated for Just Cause or under any written non-competition obligation to the Corporation, then all Options granted to such Optionee shall be void and the Corporation shall have the right to purchase for cancellation from such Optionee any still outstanding (not sold) Shares that the Optionee had acquired from the exercise of his or her Option(s) for the lower of (i) the Exercise Price or (ii) the fair market value of such Shares, as such fair market value may be mutually agreed upon by the Corporation and the Optionee or, failing such agreement, within thirty (30) days, then as determined by an independent accounting firm that is not the regular accounting firm of the Corporation as selected by the Board.

12. Termination of Optionee's Business Relationship Other Than Due to Death, Disability, or Just Cause.

          (a) Subject to the provisions set forth in subparagraph (b) below, in the event an Optionee ceases to maintain a Business Relationship with the Corporation, other than due to (i) the Corporation's termination of the Optionee's Business Relationship for Just Cause or (ii) by reason of the Optionee's death, mental or physical disability (as defined in Section 10), before the exercise of any Option granted hereunder, then no further portions of the Options shall vest and the Optionee shall have the earlier of:

               (i) sixty (60) days from the date on which the Business Relationship ceased; or

               (ii) the Expiry Date;

               in which to exercise vested Options as such Optionee is otherwise entitled to exercise at that time, and thereafter such Optionee's Options shall expire and all rights to purchase Shares pursuant to the Option or the Plan shall cease and expire and be of no further force or effect. Options shall not be affected by any change of employment duties so long as the Optionee continues to maintain a Business Relationship with the Corporation.

          (b) Notwithstanding the foregoing, either of the Board of Directors or the Compensation Committee of the Board of Directors may alter the vesting schedule and Expiry Date of Options held by Optionees who cease employment with the Corporation for reasons other than Just Cause.

13. Exercise of Options. Subject to the other provisions of the Plan and provided that the Optionee has (i) maintained a Business Relationship with the Corporation and (ii) has complied in all material respects with Optionee's obligations under any non-competition obligation between the Corporation and the Optionee, an Option granted hereunder may be exercised from time to time after the date of vesting therefor and prior to the Expiry Time of the Option by delivery to the Secretary of the Corporation at its head office of a written notice of exercise (substantially in the form annexed hereto as Schedule B) specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment by way of cash or certified cheque in favour of the Corporation in an amount equal to the Exercise Price for each Share to be purchased multiplied by the number of Shares in respect of which the Option is being exercised. Such notice shall contain the Optionee's undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any shares of the capital stock of the Corporation are from time to time listed and any applicable regulatory authority or authorities.

14. Adjustments upon Reorganization, Merger, Dissolution, Sale or Lease. Subject to any required action by its shareholders, if the Corporation shall be a party to any reorganization, merger, dissolution or sale or lease of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the Option shall be adjusted so as to apply to the securities to which the holder of the number of shares of capital stock of the Corporation subject to the Option would have been entitled to by reason of such reorganization, merger or sale or lease of all or substantially all of the Corporation's assets.

15. Adjustment upon Stock Split. In the event of any subdivision or subdivisions of the Shares of the Corporation (as such Shares were constituted at the time any Options granted hereunder were granted) into a greater number of Shares, the Corporation will deliver at the time of exercise of an Option, in addition to the number of Shares for which the Option was granted, such additional number of Shares as result from such subdivision(s) of the Shares for which the Option is being exercised without the Optionee making any additional payment or giving any other consideration therefor.

16. Adjustment upon Consolidation. In the event of any consolidation(s) of the Shares of the Corporation (as such Shares were constituted at the time any Options granted hereunder were granted) into a lesser number of Shares, the Optionee shall accept, at the time of the exercise of an Option, in lieu of the number of Shares in respect of which the Option is then being exercised, such lesser number of Shares as result from such consolidation(s) of the Shares for which the Option is exercised.

17. Other Adjustment. In the event of any change of the Shares (as such Shares were constituted at the time any Options granted hereunder were granted), the Corporation shall deliver at the time of the exercise of an Option the number of Shares resulting from such change as the Optionee exercising the Option would have been entitled to receive in respect of the number of Shares so purchased had the Option been exercised before such change.

18. Adjustment upon Stock Dividend. If the Corporation, at any time while any Options granted hereunder are outstanding, shall pay any stock dividend(s) upon the Shares of the Corporation in respect of which any Options were granted hereunder, the Corporation will thereafter deliver at the time of exercise thereof, in addition to the number of Shares in respect of which the Option is then being exercised, the additional number of Shares as would have been payable on the Shares so purchased if they had been outstanding on the record date for payment of the said stock dividend(s).

19. Adjustment to Exercise Price. In the event of any adjustment to the number of Shares which may be acquired on the exercise of any outstanding Options pursuant to any of paragraphs 14, 15, 16, 17 or 18, the Exercise Price of such outstanding Options shall be adjusted in order to preserve proportionately the rights and obligations of the Optionees on a basis determined by the Board to be equitable and appropriate.

20. Issuance of Class B Deposit Receipts. Shares which are issued upon the exercise of Options will be issued directly to CIBC Mellon Trust Company in its capacity as trustee under the Deposit Receipt Agreement (herein referred to as the "Custodian" when acting in such capacity), and the exercising Optionee will be issued one Class B Receipt in respect of each such Share deposited with the Custodian on his or her behalf.

21. No Fractional Shares. The Corporation shall not be obligated to issue fractional Shares in satisfaction of any of its obligations hereunder.

22. No Adjustment upon Granting of Rights to Subscribe. If at any time the Corporation grants to the holders of its capital stock rights to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of Shares subject to the Options in consequence thereof and the Options shall remain unaffected.

23. Shares Available for Grant. Notwithstanding any other provision hereof, only Shares of the Corporation, without nominal or par value, shall be available to be granted to the Participants under the Plan.

24. Proper Law of Contract. This Agreement shall be governed by the laws of the province of Alberta and the laws of Canada applicable in such province.

25.  Certain Definitions:

     a. "Anniversary" means, in respect of any particular date, the same calendar date of subsequent years;

     b. "Arrangement Transaction" means the merger transaction between the Company and AT&T Canada Corp. that closed on June 1, 1999 on the terms set forth in an Arrangement Agreement between the Company, AT&T Corp. and H. Purdy Crawford as trustee of the UCHI Trust dated March 4, 1999;

     c.   "Associate" of a Person means:

               (i) any company of which such Person beneficially owns, directly or indirectly, Voting Shares carrying more than 10% of the voting rights attached to all Voting Shares of the Corporation then outstanding;

               (ii) any partner of the Person;

               (iii) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity;

               (iv) any relative of that person who resides in the same home as that Person;

               (v) any Person of the opposite sex who resides in the same house as that Person and to whom that Person is married or with whom that Person is living in a conjugal relationship outside marriage; or

               (vi) any relative of a Person mentioned in clause (v) who has the same home as that Person;

               as such definition may be amended from time to time in the Securities Act (Ontario);

     d.   "Board" means the Board of Directors of the Corporation;

     e. "Business Relationship" means a relationship between the Optionee and the Corporation in the capacity of an employee, officer, director, or Consultant;

     f. "Class B Receipt" means the Class B Deposit Receipts issued pursuant to the Deposit Receipt Agreement;

     g. "Compensation Committee" means the compensation committee of the Board;

     h.   "Consultant"  means  a  person  who has  signed  a  formal  consulting
          agreement  with  the   Corporation   that  has  not  expired  or  been
          terminated, and who provides ongoing services to the Corporation;

     i. "Deposit Receipt Agreement" means the Deposit Receipt Agreement dated as of March 4, and effective as of June 1, 1999, between the Company, AT&T Corp. and CIBC Mellon Trust Company, governing in part the terms and provisions governing the creation and issuance of Class A Deposit Receipts and Class B Deposit Receipts issued to the holders of Class A Voting Shares and Class B Non-Voting Shares of the Company, respectively, other than AT&T, in exchange for the deposit of, and as evidence of their continued beneficial ownership in, such shares of the Company, such Deposit Receipts issued pursuant to terms of the Arrangement Transaction;

     j.   "Director" means a director of a company or limited liability company;

     k. "Effective Date" means, June 1, 1999, being the effective date of the Arrangement Transaction;

     l.   "Exchange" means The Toronto Stock Exchange;

     m. "Expiry Date" means with respect to any outstanding Option, the expiry date as set forth in the Stock Option Agreement in respect of such Option;

     n.   "Insider" means

          (i) each Director and Senior Officer of the Corporation;

          (ii) each Director and Senior Officer of a Person which is itself an Insider of the Corporation;

          (iii) any Person who beneficially owns, directly or indirectly, Voting Shares of the Corporation or who exercised direction or control over Voting Shares of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all Voting Shares of the Corporation for the time being outstanding other than Voting Shares held by a Person as underwriter in the course of a distribution;

          (iv) the Corporation where it has purchased, redeemed or otherwise acquired any of its securities for so long as it holds any of its securities; and

          (v) any Associate of a Person described in (i) to (iv) above;

          as such definition may be amended from time to time in the Policy;

     o. "Just Cause" means the termination of a Business Relationship for any one of the following reasons:

          i. the commission of any act of fraud, deceit or theft;

          ii. failure to comply with a reasonable request of the Optionee's superior within the Corporation;

          iii. the breach of any material term of any written agreement between the Optionee and the Corporation;

          iv. engaging in any activity that would otherwise entitle the Corporation to terminate the Business Relationship with the Corporation for legal and just cause under the principles of common law or the provisions of any other law or regulation;

     p.   "Option" means a right to purchase Shares under the Plan;

     q. "Other Plans" means the 1995 Amended and Restated Employee Stock Option Plan, other stock option plans or other share compensation arrangements which the Corporation may issue or establish in addition to the Plan;

     r. "Outstanding Issue" shall mean the number of Shares outstanding on a non-diluted basis but shall include those Shares which are issuable upon the exercise or conversion of outstanding securities of the Corporation other than Options and options under Other Plans, and, for the purposes of subparagraphs (c) and (d) of section 3 of the Plan, shall be determined on the basis of the number of Shares that are outstanding immediately prior to the share issuance in question, excluding Shares issued pursuant to the Plan or other share compensation arrangements over the preceding one-year period;

     s. "Permitted Assignee" means any of (i) the spouse of an Optionee; (ii) a minor child of an Optionee; (iii) a minor grandchild of an Optionee,
          (iv) a corporation controlled by an Optionee, and whose other shareholders consist solely of persons described in (i), (ii) or
          (iii); and (v) a family trust, where the Optionee is a trustee and the beneficiaries consist solely of persons described in (i), (ii) or
          (iii).

     t.   "Person"  means  any  individual,  partnership,  limited  partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or governmental authority or entity, however designated or constituted;

     u. "Plan" means the AT&T Canada Inc. 1999 Stock Option Plan, as may be amended from time to time;

     v. "Sale of the Company" shall occur upon the consummation of a transaction which is effected pursuant to an offer which is made by a bona fide arm's length purchaser or purchasers (the "Purchaser") to all of the shareholders of the Corporation involving consideration consisting of cash, marketable securities or both, and which results in the acquisition of the Corporation (whether by merger, amalgamation, purchase of securities, purchase of all or substantially all of the assets of the Corporation or otherwise) by the Purchaser or the acquisition by the Purchaser of Class A Voting Shares which in combination with any Class A Voting Shares held by the Purchaser and its affiliates prior to completion of such transaction equals 100% of the then issued Class A Voting Shares;

     w. "Senior Officer" means (a) the chairman or vice-chairman of the Board, the president, a vice-president, the secretary or the general manager of the Corporation or any individual who performs functions for the Corporation similar to those normally performed by an individual occupying any such office; and

               (b) each of the five highest paid employees of the Corporation, including any individual referred to in subparagraph (a) above;

     x. "Shareholders' Agreement" means the Shareholders' Agreement dated July 11, 1996, as amended and restated on April 10, 1997, and as may be amended from time to time, among the Corporation and certain of its shareholders; and

     y. "Voting Shares" means any securities of the Corporation which, by their terms or pursuant to the terms of a shareholders agreement, are entitled to vote to elect the Directors of the Corporation.

                                  SCHEDULE "A"

                                AT&T CANADA INC.

                         1999 EMPLOYEE STOCK OPTION PLAN

                                OPTION AGREEMENT

     AT&T CANADA INC. (the "Corporation"), hereby grants to the Optionee named below (the "Optionee"), an option (the "Option") to purchase, in accordance with and subject to the terms, conditions and restrictions of this Agreement together with the provisions of the 1999 Employee Stock Option Plan (the "Plan") of the Corporation, the number of Class B Non-Voting Shares of the Corporation (the "Shares") at the price per share set forth below:

         Name of Optionee:

         Date of Grant:

         Total Number of Common Shares Subject to Option:

         Exercise Price:

         Expiry Date:


     1. The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Agreement and all capitalized terms used herein shall, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

     2. (a) Unless otherwise determined at the time of granting an Option, each option shall be exercisable in the instalments set forth in section 8 of the Plan.

        (b) In no event shall the Option granted hereunder be exercisable after the expiration of the relevant Expiry Date.

     3. Each notice relating to the Option, including the exercise thereof, shall be in writing. All notices to the Corporation shall be delivered personally or by prepaid registered mail and shall be addressed to the Secretary, AT&T Canada Inc., 200 Wellington Street West, 16th floor, Toronto, Ontario M5V 3G2. All notices to the Optionee shall be addressed to the principal address of the Optionee on file with the Corporation. Either the Corporation or the Optionee may designate a different address by written notice to the other. Such notices shall be deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth (5th) business day following the date of mailing. Any notice given by either the Optionee or the Corporation shall not be binding on the recipient thereof until received.

     4. When the issuance of Shares on the exercise of the Option may, in the opinion of the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse to issue such Shares for so long as such conflict or inconsistency remains outstanding.

     5. This Agreement has been made in and shall be construed under and in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

                                           AT&T CANADA INC.


                                           Per:
                                           Name:
                                           Title:

     I have read the foregoing Agreement and hereby accept the Option to purchase Shares in accordance with and subject to the terms and conditions of such Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the President of the Corporation. I agree to be bound by the terms and conditions of the Plan governing the award made hereby and by the actions of the Board in respect thereof.

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     Date Accepted                                    Optionee's Signature


                                                      Optionee's Name
                                                      (Please Print)

                                  SCHEDULE "B"

                                AT&T CANADA INC.

                         1999 EMPLOYEE STOCK OPTION PLAN

                               NOTICE OF EXERCISE


     I , hereby exercise the option to purchase Class B Non-Voting Shares of AT&T CANADA INC. (the "Corporation") at a purchase price o per Class B Non-Voting Share. This Exercise Notice is delivered in respect of the option to purchase Class B Non-Voting Shares of the Corporation which was granted to me on pursuant to the Stock Option Agreement entered into between the Corporation and me. In connection with the foregoing, I enclose a certified cheque, bank draft or money order payable to the Corporation in the amount of $ in full payment for the Class B Non-Voting Shares to be received upon exercise of the Option.


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   Date                                     Optionee's Signature